SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MAREX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2002
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO EFFECTUATE A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK
WHERE YOU CAN FIND MORE INFORMATION
SHAREHOLDER PROPOSALS
OTHER MATTERS

MAREX, INC.
2701 South Bayshore Drive, 5th Floor
Miami, Florida 33133

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 24, 2002

     The Special Meeting of Shareholders (the “Special Meeting”) of Marex, Inc. (the “Company”) will be held at the Company’s offices, 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133, on Wednesday, July 24, 2002, at 10:00 a.m., for the purpose of considering and voting upon a proposal to amend the Company’s Articles of Incorporation to effectuate a one-for-ten reverse split of the Company’s Common Stock.

     THIS SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS OF THE COMPANY (the “Board of Directors” or the “Board”). Costs of the solicitation will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

     The Board has fixed the close of business on June 12, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

     A shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

     Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The proposal regarding the amendment of the Company’s Articles of Incorporation to effectuate a one-for-ten reverse split of the Company’s Common Stock will be approved by a favorable vote where the number of shares voted for the proposal exceed the number of shares voted against said proposal at the Special Meeting, providing that a quorum is present.

     Whether or not you expect to be present, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage is required if mailed in the United States.

     All shareholders are cordially invited to attend the Special Meeting.

By Order of the Board of Directors,

/s/ David A. Schwedel DAVID A. SCHWEDEL Chairman of the Board of Directors and Chief Executive Officer

Miami, Florida July 3, 2002

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 12, 2002, certain information known by the Company with respect to the ownership of shares of capital stock of the Company as to (i) all persons who are beneficial owners of more than 5% of any class of capital stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) the directors and executive officers of the Company as a group. The percentage ownership is based on 7,635,848 shares of Common Stock and 266,750 shares of Preferred Stock outstanding as of June 12, 2002. Options to purchase shares of Common Stock which are exercisable within 60 days of June 12, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

	Amount of Beneficial Ownership of
	Common Stock

	Total Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Outstanding Shares

David A. Schwedel(1)	2,308,000(2)	28.4%
Clifford Grossman(1)	705,744(3)	9.2%
Christian Kolster(1)	60,000(4)	0.8%
Jeffrey Peck(1)	60,000(5)	0.8%
All executive officers and directors(1) (4 persons)	3,133,744(6)	37.7%

5% SHAREHOLDERS:

Brown Simpson Partners I, Ltd. Brown Simpson Asset Management, LLC 152 West 57th Street, 40th Floor New York, New York 10029	1,538,462(7)	16.8%

(1)	Address is c/o the Company’s principal offices at 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133.

(2)	Includes (i) fully vested options held by Mr. Schwedel to purchase 494,000 shares of Common Stock, (ii) warrants issued to DAS Consulting, Inc., a corporation wholly owned by Mr. Schwedel, exercisable at any time for 3,000 shares of Common Stock and (iii) 1,761,000 shares held by DAS Family Holdings, L.P., a Delaware limited partnership whose partnership interests are held by Mr. Schwedel’s living trust.

(3)	Includes (i) fully vested options held by Mr. Grossman to purchase 60,000 shares of Common Stock and (ii) based on information contained in a schedule 13G filed with the SEC on November 22, 1999, Mr. Grossman has sole power to vote and dispose of 645,744 shares of Common Stock including, 183,244 shares owned by CG Capital Corp. and 288,000 shares owned by CG Delaware Holdings, L.P. Mr. Grossman is also the trustee with respect to 68,000 shares of Common Stock held by various trusts, and claims no pecuniary interest in such shares.

(4)	Consists of fully vested options to purchase 60,000 shares of Common Stock.

(5)	Consists of fully vested options to purchase 60,000 shares of Common Stock.

(6)	Includes fully vested options to purchase 674,000 shares of Common Stock and warrants exercisable at any time for 3,000 shares of Common Stock.

(7)	Consists of 200,000 shares of Preferred Stock that are convertible into 1,538,462 shares of Common Stock.

	Amount of Beneficial Ownership of
	Preferred Stock

	Total Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Outstanding Shares

Brown Simpson Partners I, Ltd. (1)	200,000	75.0%
Brown Simpson Asset Management, LLC 152 West 57th Street, 40th Floor New York, NY 10029
Royal Bank of Canada(1)	46,750	17.5%
c/o RBC Dominion Securities One Liberty Plaza - 2nd Floor 165 Broadway New York, NY 10006
Genmar Holdings, Inc. (1)	20,000	7.5%
Genmar Holdings, Inc. 100 South 5th Street, Suite 2400 Minneapolis, MN 55402

(1)	In no event shall any Preferred Stock holder have the right or be required to convert shares of Series A1 Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such conversion, unless said provision is waived by the holder not less than sixty-five days prior to conversion.

PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION
TO EFFECTUATE A REVERSE SPLIT
OF THE COMPANY’S COMMON STOCK

Introduction

     The Company’s Board of Directors has adopted a resolution, subject to shareholder approval, to amend the Company’s Articles of Incorporation to effectuate a one-for-ten reverse stock split (the “Reverse Split”) of the Company’s Common Stock. The effect of the proposed Reverse Split upon holders of Common Stock will be that the total number of shares of the Company’s Common Stock held by each shareholder will be automatically converted into that number of whole shares of Common Stock (the “New Common Stock”) equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by ten, adjusted, as described below, for any fractional shares.

     If the proposal is adopted by the Company’s shareholders, each shareholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the adoption of the proposal.

     No certificates or script representing fractional shares of the Company’s Common Stock will be issued to shareholders because of the Reverse Split. All fractional shares for one-half share or more will be increased to the next higher whole number of shares and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares, respectively.

Reasons for the Reverse Split

     The primary purpose of the Reverse Split is to combine outstanding shares of Common Stock because a share of Common Stock outstanding after giving effect to the Reverse Split is likely to trade at a higher price per share than a share of Common Stock outstanding before giving effect to the Reverse Split. A higher trading price may be needed, as it is one of the criteria that must be met for the Common Stock to remain eligible for listing on NASDAQ.

     In addition to meeting other requirements, the Company’s Common Stock must maintain a minimum bid price of $1.00 per share in order to remain eligible for continued listing on NASDAQ. Since August 9, 2001, the Company’s stock has been trading at a price below $1.00 per share. On March 5, 2002, the company received a NASDAQ Staff Determination notifying it that the Company’s Common Stock had failed to maintain the minimum bid price of $1.00 and faced delisting unless, before June 3, 2002, the bid price of the Company’s Common Stock was at least $1.00 for a minimum of 10 consecutive trading days. On June 7, 2002, the Company received a written notification that its securities will be delisted. At this stage, the Company has requested a hearing to appeal the Staff’s decision to the NASDAQ Listing Qualifications Panel, but there can be no assurance that such an appeal will be successful. Should the Company be delisted from NASDAQ, the Company’s securities would trade on the OTC Bulletin Board or in the “pink sheets” maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets.

     Shareholders of the Company do not currently possess, nor upon adoption of the proposal, will they acquire, preemptive rights, which would entitle such persons as a matter of right, to subscribe for the purchase of any securities of the Company.

Implementation of the Proposed Reverse Split

     The Reverse Split will be effectuated by amending present Article IV of the Company’s Articles of Incorporation to add the following provision:

“At 5:00 p.m., Eastern Time, on the date of the filing of these Articles of Amendment to the Articles of Incorporation, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-ten without any further action on the part of the holders thereof or this Corporation. No fractional shares will be issued. All fractional shares for one-half share or more shall be increased to the next higher whole number of shares and all fractional shares of less than one-half share shall be decreased to the next lower whole number of shares, respectively.”

     Assuming the Reverse Split is approved by the shareholders at the Meeting, an appropriate amendment to the Company’s Certificate of Incorporation will be filed with the Secretary of State of the State of Florida, and the Reverse Split will become effective as of 5:00 p.m., Eastern Time, on the date of such filing (the “Effective Date”). It is expected that such filing will take place on the date the Meeting is held. The Reverse Split may be abandoned by the Board of Directors at any time before or after the Meeting and prior to the Effective Date. The shares of Common Stock held by shareholders of record will be converted at 5:00 p.m., Eastern Time, on the Effective Date without any further action on the part of the Company or the shareholders, into that number of whole shares of New Common Stock equal to the number of shares owned immediately prior to the Reverse Split divided by ten, adjusted for any fractional shares.

Principal Effects of the Proposed Reverse Split

     Shareholders have no right under Florida law or under the Company’s Certificate of Incorporation or By-laws to dissent from the Reverse Split, or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

     On the Effective Date, the interest of each shareholder of record who owns fewer than ten shares of Common Stock will thereby be terminated, and he or she will have no right to vote as a shareholder or share in the assets or any future earnings of the Company.

     The Company has an authorized capitalization of 25,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. The authorized capital stock will not be reduced or otherwise affected by the Reverse Split. As of June 12, 2002, the Company has 7,635,848 shares of Common Stock, and 266,750 shares of Series A1 Preferred Stock issued and outstanding. Based on the Company’s best estimates, the aggregate number of shares of New Common Stock that will be issued and outstanding following the Reverse Split will be 763,584. The number of shares of Series A1 Preferred Stock issued and outstanding will not be affected by the Reverse Split, although the Reverse Split will result in an adjustment of the number of shares of Common Stock issuable upon conversion of the Series A1 Preferred Stock as described below.

     As of June 12, 2002, the Company had 266,750 shares of Series A1 Preferred Stock outstanding. Each holder of Series A1 Preferred stock has the right, at any time and from time to time, to convert each such share into 7.69 shares of Common Stock. The number of shares of Common Stock issuable upon conversion of the Series A1 Preferred Stock are subject to adjustment in the event of a change in capitalization such as a reverse stock split, so that following implementation of the Reserve Split, each holder of Series A1 Preferred Stock will be entitled to convert such share into .769 shares of New Common Stock.

     The Company’s 1996 Incentive Stock Option plan, as amended, allows the Company to issue, in the aggregate, options for up to 900,000 shares of the Company’s Common Stock to selected employees. The Company’s Amended and Restated 1997 Stock Option Plan allows the Company to issue, in the aggregate, options for up to 4,000,000 shares of the Company’s Common Stock to selected employees, directors or consultants of the Company. However, the number of shares available for grant under both Plans are subject to adjustment in the event of a change in capitalization, such as the Reverse Split, so that following implementation of the Reverse Split the number of shares of New Common Stock available for grant under the 1996 and 1997 Stock Option Plans shall be 90,000 and 400,000, respectively.

     Although there can be no assurance, the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split should result in an increased price level of the Common Stock, thereby enabling the Company to achieve compliance with the $1.00 bid price requirement imposed by NASDAQ. On June 12, 2002, the closing price for the Common Stock was $0.07. There can be no assurance that the market price of the New Common Stock after the proposed Reverse Split will be ten times the market price before the proposed Reverse Split, or, for that matter, will either exceed or remain in excess of the current market price of the Company’s Common Stock for any particular length of time thereafter, if at all.

     The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock in the NASDAQ system.

     If approved, the Reverse Split will result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Exchange of Stock Certificates

     If the proposal to implement the Reverse Split is adopted, shareholders will be required to exchange their stock certificates for new certificates representing the shares of New Common Stock. Shareholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company’s transfer agent. Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

Federal Income Tax Consequences

     The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). Shareholders are urged to consult their own advisors to determine the particular consequences to them.

     The exchange of shares of Common Stock for shares of New Common Stock will not result in recognition of gain or loss. The holding period of the shares of New Common Stock will include the shareholder’s holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the reporting requirements of the Exchange Act and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any material we file with the Securities and Exchange Commission at its public reference rooms. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also inspect all reports, proxy statements and other information we filed with the NASDAQ Stock Market at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The SEC allows us to “incorporate by reference” into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001; and;

2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002.

     We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the date of the Special Meeting.

     You can obtain copies of our Annual Report as well as any of the other incorporated documents by contacting us. We will send you the documents incorporated by reference without charge.

     Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Investor Relations, Marex, Inc., 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133.

     If you would like to request documents from us, including any documents we may subsequently file with the SEC before the meeting, please do so by July 17, 2002 so that you will receive them before the meeting.

SHAREHOLDER PROPOSALS

     Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of shareholders in 2003 may do so by following the procedures prescribed in Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Corporate Secretary no later than December 17, 2002. All proposals and nominations should be directed to the Corporate Secretary, Marex, Inc., 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.

OTHER MATTERS

     No matters may be presented for action by the shareholders at the Special Meeting other than those set forth above.

     SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ David A. Schwedel DAVID A. SCHWEDEL Chairman of the Board of Directors and Chief Executive Officer

July 3, 2002 Miami, Florida

MAREX, INC.
Special Meeting of Shareholders—July 24, 2002

P R O X Y	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MAREX, INC. does hereby nominate, constitute and appoint David A. Schwedel, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the Common Stock or Preferred Stock of said corporation standing in the name of the undersigned at the close of business on June 12, 2002 at the Annual Meeting of Shareholders to be held at the Company’s offices, 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133, on July 24, 2002 at 10:00 a.m. or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE PROPOSALS.

Proposal to amend Marex, Inc.’s Articles of Incorporation to effectuate a one-for-ten reverse stock split. FOR AGAINST ABSTAIN ☐ ☐ ☐	NOTE: Please sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.	Signature: _____________________Date: __________ Signature: _____________________Date: __________